EXHIBIT 1.1

UNDERWRITING AGREEMENT

June 26, 2012

Midway Gold Corp.
8310 South Valley Highway, Suite 280
Englewood, Colorado 80112

Attention:          Kenneth A. Brunk
Chairman, President and CEO

Dear Sir:

RBC Dominion Securities Inc. (“RBC”), Haywood Securities Inc. (“Haywood”, and together with RBC, the “Co-Lead Underwriters”), and Stifel Nicolaus Canada Inc. (collectively with the Co-Lead Underwriters, the “Underwriters”) understands that Midway Gold Corp., a corporation organized and existing under the laws of British Columbia (the “Company”), intends to issue and sell an aggregate of 11,750,000 units of the Company (the “Units”).  Each Unit shall be comprised of one common share  (the “Unit Share”) and one-half of one transferable common share purchase warrant (each whole common share purchase warrant, a “Warrant”).  Each Warrant shall entitle the holder thereof to acquire one common share (a “Warrant Share”) at an exercise price of US$1.85 per Warrant Share for a period of 18 months following the Closing Date (as defined below); provided that in the event the Company’s common shares trade at a closing price on the NYSE MKT (as defined below) of greater than US$2.10 per common share for a period of 20 consecutive trading days at any time following the Closing Date, the Company may accelerate the expiry date of the Warrants by providing notice to the holders thereof and the Warrants shall expire on the 30th day following the date on which such notice is given by the Company (the “Early Expiry Event”).  The Warrants shall be issued pursuant to a warrant indenture to be entered into between the Company and Computershare Trust Company of Canada, as warrant agent (the “Warrant Indenture”).

In connection with the offering of the Units (the “Offering”), the Underwriters hereby offer to purchase from the Company, severally, and not jointly, in the respective percentages set out in Section 11 hereof, all, but not less than all, of the Units on an underwritten basis, at the purchase price of US$1.28 per Unit (the “Offering Price”) for aggregate gross proceeds of US$15,040,000.

The Underwriters shall have an over-allotment option (the “Over-Allotment Option”), which may be exercised in whole or in part, in the Underwriters’ sole discretion and without obligation, to purchase up to an additional 1,762,500 Units (the “Additional Units”)  and/or up to an additional 881,250 Warrants (the “Additional Warrants”) for a period of 30 days from and including the Closing Date for the purpose of covering the Underwriters’ over-allocation position, if any, made in connection with the Offering and for market stabilization purposes.  The Over-Allotment Option may be exercisable by the Underwriters: (i) to acquire Additional Units at the Offering Price; or (ii) to acquire Additional Warrants at a price of US$0.02 per Additional Warrant; or (iii) to acquire any combination of Additional Units and Additional Warrants, so long as the aggregate number of additional Unit Shares (the “Additional Unit Shares”) and Additional Warrants which may be issued under the Over-Allotment Option does not exceed 1,762,500 Additional Unit Shares and 881,250 Additional Warrants.

The Underwriters shall notify the Company in writing of their election to exercise the Over-Allotment Option, not later than 48 hours prior to the proposed date (the “Over-Allotment Closing Date”) on which the closing of the purchase and sale of the Additional Units and/or Additional Warrants pursuant to the

Over-Allotment Option (the “Over-Allotment Closing”) is to occur, which notice shall specify the number of Additional Units and/or Additional Warrants to be purchased by the Underwriters and the Over-Allotment Closing Date.  Such Over-Allotment Closing Date may be the same as the Closing Date but not later than 30 days following the Closing Date.  In the event that the Over-Allotment Option is exercised, any Additional Units and/or Additional Warrants issued thereunder shall be deemed to form part of the Offering for the purposes hereof and all of the terms and conditions relating to the Closing shall apply to each Over-Allotment Closing.  If any Additional Units and/or Additional Warrants are purchased, each Underwriter agrees, severally and not jointly, to purchase the percentage of such Additional Units and/or Additional Warrants (subject to such adjustments to eliminate fractional Additional Units and/or Additional Warrants as the Underwriters may determine) equal to the percentage set out opposite the name of such Underwriter in Section 11 of this Agreement.  In the event that the Company shall subdivide, consolidate, reclassify or otherwise change its Common Shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the exercise price of the Over-Allotment Option and to the number of Additional Units and/or Additional Warrants issuable on exercise thereof such that the Underwriters are entitled to receive the same number and type of securities that the Underwriters would have otherwise received had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

The offering of the Units (which term shall hereafter include any Additional Units to be issued in connection with the exercise of the Over-Allotment Option) by the Company is hereinafter referred to as the “Offering”.  Unless the context otherwise requires, all references to the “Units”, “Unit Shares”, “Warrants” and “Warrant Shares” shall assume the exercise of the Over-Allotment Option and include the Additional Units, Additional Unit Shares, Additional Warrants and additional Warrant Shares (the “Additional Warrant Shares”), as applicable.  The Unit Shares, Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities”.

We understand that the Company: (i) has prepared and filed a preliminary prospectus supplement dated June 25, 2012, which includes all documents incorporated by reference therein (the “Canadian Preliminary Prospectus Supplement”), relating to the distribution of the Units to the public in each of the provinces of British Columbia, Alberta and Ontario (the “Canadian Jurisdictions”) and the grant of the Over-Allotment Option to the Underwriters; (ii) shall prepare and file a final prospectus supplement in accordance with Section 6(b) hereof, which includes all documents incorporated by reference therein (the “Canadian Final Prospectus Supplement”) and all other necessary documents in order to qualify the Units for distribution to the public in each of the Canadian Jurisdictions and the grant of the Over-Allotment Option to the Underwriters; (iii) has prepared and filed a preliminary prospectus supplement dated June 25, 2012, which includes all documents incorporated by reference therein, relating to the Offering (the “U.S. Preliminary Prospectus Supplement”) with the United States Securities and Exchange Commission (the “Commission”); and (iv) shall prepare and file a final prospectus supplement in accordance with Section 6(c) hereof, which includes all documents incorporated by reference therein, relating to the Offering (the “U.S. Final Prospectus Supplement”), with the Commission.

As used herein, “Base Prospectuses” shall mean, collectively, the Canadian Base Prospectus and the U.S. Base Prospectus (each as defined below); “Pricing Prospectuses” shall mean collectively, the Canadian Pricing Prospectus and the U.S. Pricing Prospectus (each as defined below) and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus (each as defined below).

The Underwriters may offer the Units at a price less than the Offering Price in compliance with Canadian Securities Laws (as defined below), applicable U.S. securities Laws, Section 11 of this Agreement and the disclosure concerning the same contained in the Prospectuses.

For purposes of this Agreement, the “Applicable Time” is 2:00 p.m. (Vancouver time) on June 26, 2012.

1.	Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, the Underwriters that as of the date hereof, as of the Applicable Time and as of the Closing Time (as defined below), and acknowledges that each of them is relying upon such representations and warranties, that:

(a)
The Company is qualified to file a short form prospectus pursuant to the Shelf Procedures (as defined below) and has prepared and filed a preliminary short form base shelf prospectus dated February 2, 2011, which includes all documents incorporated by reference therein (the “Canadian Preliminary Base Shelf Prospectus”) and a final short form base shelf prospectus dated April 21, 2011, which includes all documents incorporated by reference therein (the “Canadian Final Base Shelf Prospectus”) providing for the offer and sale, from time to time, of up to US$60,000,000 of the Company’s common shares, warrants to purchase common shares, or any combination of common shares or warrants, with the British Columbia Securities Commission, as principal regulator pursuant to Multilateral Instrument 11-102 – Passport System (the “Reviewing Authority”) and the Canadian securities regulatory authorities in each of the Canadian Jurisdictions (collectively, the “Canadian Qualifying Authorities”); and the Reviewing Authority has issued a prospectus receipt under National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions (a “Decision Document”) on behalf of the Canadian Qualifying Authorities for the Canadian Base Shelf Prospectus.  The term “Canadian Base Prospectus” means the Canadian Final Base Shelf Prospectus, for which the Reviewing Authority has issued a Decision Document with respect thereto in accordance with the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Canadian Jurisdictions (“Canadian Securities Laws”), including National Instrument 44-101 - Short Form Prospectus Distributions and National Instrument 44-102 - Shelf Distributions (together, the “Shelf Procedures”). The term “Canadian Prospectus” means the Canadian Final Prospectus Supplement relating to the Offering and filed with the Canadian Qualifying Authorities in accordance with the Shelf Procedures, together with the Canadian Base Prospectus. The term “Canadian Pricing Prospectus” means the Canadian Preliminary Prospectus Supplement relating to the Offering and filed with the Canadian Qualifying Authorities in accordance with the Shelf Procedures, together with the Canadian Base Prospectus.  No order suspending the distribution of the Units or any other securities of the Company has been issued by any of the Canadian Qualifying Authorities and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Qualifying Authorities, and any request on the part of the Canadian Qualifying Authorities for additional information has been complied with.

Subsequent to the issuance of the Decision Document for the Canadian Base Prospectus, no other document with respect to the Canadian Base Prospectus has heretofore been filed or transmitted for filing with the Canadian Qualifying Authorities except  the Canadian Preliminary Prospectus Supplement and the Company’s prospectus supplement dated May 24, 2011, pursuant to which the Company issued on a bought deal basis and in compliance with Canadian Securities Laws, a total of 7,500,000 common shares for aggregate gross proceeds of US$12,000,000.  The Canadian

Base Prospectus remains valid and in effect and there is sufficient room thereunder to permit the Offering (including for certainty the Over-Allotment Option).

All references in this Agreement to the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus Supplement and the Canadian Final Prospectus Supplement, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Canadian Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (SEDAR).

(b)
The Company meets the requirements for use of Form S-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), and has prepared and filed with the Commission a registration statement under the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”) on Form S-3 (No. 333-172009), on February 2, 2011, providing for the registration of up to US$60,000,000 of the Company’s common shares, warrants to purchase common shares, or any combination of common shares and warrants. Such registration statement, including the exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, became effective pursuant to Rule 461 under the Securities Act on February 14, 2011. Such registration statement at any given time, as amended to such time, including any exhibits and all documents incorporated therein by reference, and the documents otherwise deemed to be a part thereof or included therein by the Securities Act and the Rules and Regulations, is referred to herein as the “Registration Statement”.

The base prospectus, dated February 14, 2011, including all documents incorporated therein by reference, contained in the Registration Statement at the time it became effective, with such additions thereto and deletions therefrom as permitted by Rule 424(b) of the Securities Act, filed by the Company with the Commission pursuant to Rule 424(b)(3) of the Securities Act on May 20, 2011, is referred to herein as the “U.S. Base Prospectus”.

The term “U.S. Prospectus” means the U.S. Final Prospectus Supplement relating to the Offering and filed with the Commission pursuant to Rule 424(b)(2), together with the U.S. Base Prospectus.  The term “U.S. Pricing Prospectus” means the U.S. Preliminary Prospectus Supplement relating to the Offering and filed with the Commission pursuant to Rule 424, together with the U.S. Base Prospectus.  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and any request on the part of the Commission for additional information has been complied with.

Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Offering is hereafter referred to as an “Issuer Free Writing Prospectus”; and the U.S. Pricing Prospectus, as supplemented by any Issuer Free Writing Prospectuses, if any, issued at or prior to the Applicable Time and the information listed in Schedule “D” hereto, taken together, are hereinafter referred to collectively as the “Pricing Disclosure Package”. Any reference herein to the U.S. Base Prospectus and the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of filing thereof; and any reference herein to any “amendment” or “supplement” with respect to either of the U.S. Base Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document with the Commission incorporated or deemed to be incorporated therein by reference after the date of filing of such U.S. Base Prospectus or U.S. Prospectus and (ii) any such document so filed.

The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated hereby.

All references in this Agreement to the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus Supplement, or any Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

(c)
The Canadian Preliminary Prospectus Supplement and the Canadian Prospectus (and any further amendments or supplements thereto) did and will comply in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Prospectus (and any further amendments or supplements thereto) will not, as of the time of filing thereof and through the Closing Date, include any untrue statement of a material fact (as defined under Canadian Securities Laws) or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and the Canadian Prospectus (and any further amendments or supplements thereto) will, as of the time of filing thereof and through the Closing Date, constitute, full, true and plain disclosure of all material facts relating to the Offering, the Offered Securities and to the Company and the Subsidiaries on a consolidated basis; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Canadian Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriters consists solely of the material referred to in Section 18 hereof.

(d)
The Registration Statement complies and the U.S. Prospectus and any further amendments or supplements to the Registration Statement or the U.S. Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and (i) the Registration Statement does not and will not, as of the applicable effective date of each of its parts and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) the U.S. Prospectus and any amendment thereof or supplement thereto, will not, as of the filing thereof and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the U.S. Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriters consists solely of the material referred to in Section 18 hereof.

(e)
No order preventing or suspending the use of the U.S. Preliminary Prospectus Supplement, the U.S. Prospectus, the Registration Statement or any Issuer Free Writing Prospectus has been issued by the Commission.

(f)
The Pricing Disclosure Package, as of the Applicable Time, did not, and from the Applicable Time through the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, Pricing Prospectuses or the Prospectuses, and any Issuer Free Writing Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(f) with respect to any information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 18 hereof.

(g)
Each document filed or to be filed with the Commission or the Canadian Qualifying Authorities and incorporated, or deemed to be incorporated, by reference in the Pricing Prospectuses and the Prospectuses complied, or will comply, when so filed in all material respects with the requirements of the Securities Act, the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Rules and Regulations and Canadian Securities Laws, as applicable, and none of such documents contained, or will contain, at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not false or misleading.

(h)
KPMG LLP, who have audited the consolidated financial statements of the Company and its subsidiaries (each, a “Subsidiary” and, collectively, the “Subsidiaries”) that are included or incorporated by reference in the Registration Statement, the Pricing Prospectuses and the Prospectuses, and whose reports appear or are incorporated by reference in the Registration Statement, the Pricing Prospectuses and the Prospectuses are independent with respect to the Company as required by Canadian Securities Laws and are independent public accountants as required by the Securities Act, the Exchange Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

(i)
Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectuses and the Prospectuses, except as disclosed in the Pricing Propsectuses and the Prospectuses, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its share capital, (ii) there has not been any material change (as defined under Canadian Securities Laws) in the share capital or long-term or short-term debt of the Company or any of its Subsidiaries, (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labour dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”). Since the date of the latest audited balance sheet included, or incorporated by reference, in the Registration Statement, the Pricing Prospectuses and the Prospectuses, the business of the Company and the Subsidiaries have been carried on in the usual and ordinary course and neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, taken as a whole, except as for liabilities, obligations and transactions which are disclosed in the Pricing Prospectuses and the Prospectuses.

(j)
Except under laws of general application, no Subsidiary listed in Exhibit A hereto (each, a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Material Subsidiary from the Company or from transferring any of such Material Subsidiary’s property or assets to the Company or any other Subsidiary of the Company. There is not, in the constating documents, articles or in any debt instrument, contract, material agreement, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its common shares.

(k)
The Company has an authorized and outstanding capitalization as set forth in the Pricing Prospectuses and the Prospectuses, and all of the issued and outstanding share capital of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable Canadian, United States and other securities laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company or any Subsidiary any common shares of the Company or other security of the Company or any security convertible into, or exercisable or exchangeable for, common shares of the Company or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued share capital of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except as otherwise set forth in the Pricing Prospectuses and the Prospectuses) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, or other encumbrance of any kind whatsoever (any “Lien”).

(l)
The Company does not have in place a shareholder rights protection plan and neither the Company, nor to the Company’s knowledge, any of its shareholders is a party to any shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Company, which in any manner affects the voting control of any of the securities of the Company or the Subsidiaries.

(m)
The Company has full corporate capacity, power and authority to execute this Agreement and the Warrant Indenture and to perform its obligations set out herein and therein and this Agreement is duly authorized, executed and delivered by the Company, and at the Closing Time the Warrant Indenture will have been duly authorized, executed and delivered by the Company and this

Agreement is, and the Warrant Indenture will be upon execution and delivery thereof,  legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject to laws relating to creditors’ rights generally and except as rights to indemnity may be limited by applicable law.

(n)
(i) The Unit Shares to be delivered on the Closing Date (including for certainty any Additional Unit Shares to be delivered on the Over-Allotment Closing Date(s)) have been duly and validly authorized and upon issuance and payment therefor will be validly issued as fully paid and non-assessable; (ii) the Warrants to be delivered on the Closing Date (including for certainty any Additional Warrants to be delivered on the Over-Allotment Closing Date(s)) have been duly and validly authorized and created and, upon issuance and payment therefor and when certificates for the Warrants have been countersigned by the Warrant Agent and delivered by the Company, will be validly issued; (iii) the Warrant Shares to be issued and sold upon exercise of the Warrants (including for certainty any Additional Warrant Shares) have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms and when certificates representing the Warrant Shares have been countersigned by the Transfer Agent, issued, delivered and paid for, the Warrant Shares will be validly issued as fully paid and non-assessable, and in each case, will have been issued in compliance with all applicable Canadian, United States and other securities laws and will not have been issued in violation of or subject to any pre-emptive or similar right that entitles any person to acquire any Relevant Security from the Company.

(o)
The Offered Securities and the Over-Allotment Option conform to the descriptions thereof contained in the Registration Statement, the Pricing Prospectuses and the Prospectuses. Except as disclosed in the Pricing Prospectuses and the Prospectuses, the Company has no outstanding warrants, options to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.  Except as disclosed in the Pricing Prospectuses and the Prospectuses, no holder of any Relevant Security has any rights to require registration or qualification under the Securities Act or the Canadian Securities Laws of any Relevant Security in connection with the Offering and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(p)
The Material Subsidiaries are the only Subsidiaries that are “significant subsidiaries” of the Company (within the meaning of the Securities Act) or are otherwise material to the Company.  No other Subsidiary of the Company has any assets or liabilities that are material to the Company, is party to any agreement that is material to the Company or material to the business of the Company and no material revenues of the Company are derived through such other Subsidiaries.  The Company and each Material Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization and no proceedings have been taken or instituted or, are pending for the dissolution or liquidation of the Company or the Material Subsidiaries. The Company and each Material Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Offering or any other transaction contemplated by this Agreement, the Warrant Indenture or the Prospectuses (a “Material Adverse Effect”).

(q)
The Company and each Material Subsidiary has all requisite power and authority, and all necessary material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, Canadian, United States or foreign (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted, in each case as disclosed in the Registration Statement, the Pricing Prospectuses and the Prospectuses, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect.  The Company and the Material Subsidiaries have conducted and are conducting their businesses in compliance with all applicable laws and Consents in each jurisdiction in which it carries on business, except in each case as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any Material Subsidiary has received any notice of non-compliance or modification, revocation or cancellation of any Consent or any notice of any investigation or proceedings which, if decided adversely to the Company or any such Material Subsidiary, could reasonably be expected to result in, the revocation, modification or cancellation of, or imposition of a materially burdensome restriction on, any such Consent.

(r)
There are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the Offering that have not been made publicly available as required; there are no documents required to be filed as of the date hereof with the Canadian Qualifying Authorities or with any other Canadian securities regulatory authority in connection with the Offering or the Company’s continuous disclosure obligations under Canadian Securities Laws that have not been filed as required; the Company has not filed any confidential material change reports or similar confidential report with any securities regulatory authority that is still maintained on a confidential basis.

(s)
The completion of the Offering, the compliance by the Company with this Agreement and the Warrant Indenture and the consummation of the transactions herein and therein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Material Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement (including for certainty the sales agreement dated September 23, 2011 with McNicoll, Lewis & Vlak LLC in respect of the “At-the-Market” issuance program (the “MLV Agreement”)), instrument, franchise, license or permit to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Material Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, Canadian, United States or other, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(t)
No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body, or any third party, Canadian, United States or foreign, is required for the execution, delivery and performance of this Agreement and the Warrant Indenture or consummation of the transactions contemplated by this Agreement and the Warrant Indenture, except the registration under the Securities Act of the Offered Securities, the qualification of the Offered Securities for distribution to the public and the grant of the Over-Allotment Option to the Underwriters in the Canadian Jurisdictions as contemplated by this Agreement, necessary approvals of the TSX Venture Exchange Inc. (the “TSX.V”), the NYSE MKT LLC stock exchange (the “NYSE MKT”) and any consents as may be required under state or foreign securities or blue sky laws in connection with the distribution of the Offered Securities, each of which has been obtained and is in full force and effect (on a conditional basis, in the case of the Consent of the TSX.V); except for the approval of NYSE MKT, which will be obtained in accordance with the terms and conditions of this Agreement.

(u)
Except as disclosed in the Registration Statement and the Prospectuses, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, Canadian, United States or foreign, pending or threatened, to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defence of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(v)
The audited consolidated annual financial statements and the unaudited consolidated interim financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectuses and the Prospectuses present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its Subsidiaries on a consolidated basis; except as otherwise stated in the Registration Statement, the Pricing Prospectuses and the Prospectuses, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectuses by Canadian Securities Laws, the Securities Act, the Exchange Act or the Rules and Regulations. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Pricing Prospectuses and the Prospectuses present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectuses and the books and records of the Company.

(w)	There has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Company and its auditors.

(x)
The common shares of the Company have been registered pursuant to Section 12(b) of the Exchange Act. The common shares of the Company are listed on the TSX.V and on the NYSE MKT, and the Company has taken no action designed to, or likely to have the effect of, terminating or suspending the registration of the common shares of the Company under the

Exchange Act or de-listing or suspending the trading of the common shares of the Company from the TSX.V or the NYSE MKT, nor has the Company received any notification that the Commission, the Canadian Qualifying Authorities, the TSX.V or the NYSE MKT is contemplating terminating or suspending such registration or listing.

(y)
The Company and its Material Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s Chief Executive Officer and Chief Financial Officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company believes that the Company’s and its Material Subsidiaries’ internal control over financial reporting is effective and the Company and its Material Subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(z)
Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Prospectuses and the Prospectuses there has been no change in the Company’s accounting policies or internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)
The Company and its Subsidiaries maintain disclosure controls and procedures (as such term is defined in the Exchange Act and Canadian Securities Laws) that comply with the requirements of the Exchange Act and Canadian Securities Laws; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities. Such disclosure controls and procedures are effective.

(bb)
There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.  Neither the Company nor any of the Subsidiaries is indebted to any of its directors or officers, other than on account of directors fees or expenses accrued but not paid, or to the best of its knowledge, to any of its stockholders.  The Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever other than of a Subsidiary.

(cc)
Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Securities.

(dd)
Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Offered Securities.

(ee)
The statements set forth (i) in the Base Prospectuses under the caption “Description of Share Capital”; (ii) in the Canadian Prospectus under the caption “Eligibility for Investment”, “Canadian Federal Income Tax Considerations” and “Plan of Distribution”; (iii) in the Registration Statement under “Part II – Information Not Required in Prospectus – Item 15 – Indemnification of Directors and Officers”; (iv) in the Pricing Prospectuses and the Prospectuses under the caption “Description of Securities Distributed”; and (v) in the U.S. Pricing Prospectus and the U.S. Prospectus under the caption “Certain United States Federal Income Tax Considerations” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings.

(ff)
There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Prospectuses or the Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(gg)
The Company is subject to the reporting requirements of Section 13 of the Exchange Act and files periodic reports with the Commission. All conditions for use of Form S-3 to register the Offered Securities under the Securities Act have been satisfied. The documents incorporated or deemed to be incorporated by reference in the Pricing Prospectuses and the Prospectuses, at the time they were or hereafter are filed with the Commission or the Canadian Qualifying Authorities, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act, the Rules and Regulations and Canadian Securities Laws and, when read together with the other information in the  Pricing Prospectuses and the Prospectuses, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh)
The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement and the Warrant Indenture, and after giving effect to application of the net proceeds of the Offering as described in the Prospectuses, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(ii)
Except as disclosed in the Pricing Prospectuses and the Prospectuses and as contemplated by this Agreement in connection with the Offering, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation.

(jj)
Neither the Company nor any of its Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) intends to use any of the proceeds from the Offering hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.  Other than the Company, there is no person that is or will be entitled to demand the proceeds of the Offering under the terms of any debt instrument, material agreement, contract or otherwise.

(kk)
Except as disclosed in the Pricing Prospectuses and the Prospectuses, (i) the Company and each Material Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Prospectuses; (ii) to the knowledge of the Company, it and the Material Subsidiaries have good and marketable title to all real and personal property and all material properties and assets owned by them as described in the Prospectuses, in each case free and clear of any and all Liens except such as are described in the Pricing Prospectuses and the Prospectuses or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Material Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Material Subsidiaries; and (iii) neither the Company nor any Material Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Material Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect.

(ll)
All interests in material mining claims, concessions, exploitation or extraction rights or participating interests or similar property rights (“Mining Claims”) that are held by the Company or any of its Material Subsidiaries have been validly located and recorded in accordance with applicable laws and are in good standing, are valid and enforceable, are free and clear of any material Liens, and except as disclosed in the Pricing Prospectuses and the Prospectuses no material royalty is payable in respect of any of them.  All such Mining Claims in which the Company or the Material Subsidiaries has an interest as described in the Pricing Prospectuses and the Prospectuses are held under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments which are in full force and effect and neither the Company nor the Material Subsidiaries are in default of any of the material provisions of such agreements nor has any such default been alleged.  Except as disclosed in the Pricing Prospectuses and the Prospectuses, no other material property rights (including access and surface rights) are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company and its Material Subsidiaries to use, access, explore, transfer or otherwise exploit any such property rights except as required by applicable law.  Except as disclosed in the Pricing Prospectuses and the Prospectuses and in Schedule 1(ll), the interests of the Company or the Material Subsidiaries, or the rights to earn an interest in, any properties of the Company or the Material Subsidiaries are not subject to any right of first refusal or purchase or acquisition rights.  Except as disclosed in the Pricing Prospectuses and the Prospectuses, the Mining Claims held by the Company or its Material Subsidiaries cover the properties required by the Company for the purposes described therein.  The Mining Claims in respect of the Company’s Spring Valley, Pan, Gold Rock and Tonopah Property as contained in the title opinions to be provided pursuant to Section 8(e) of this Agreement is a full and complete list of all the claims, leases, permits and documents comprising title to such properties and since the effective date of the title opinion, the Company has not taken any action to abandon any such Mining Claims or subject such Mining Claims to any Lien, litigation or other encumbrance.

(mm)
Except as disclosed in the Pricing Prospectuses and the Prospectuses and except for estimates of mineralized material prepared in accordance with Guide 7 of the Commission and contained in the Company’s filings with the Commission, the information relating to estimates by the Company of the proven and probable reserves and the measured, indicated and inferred resources associated with its mineral property projects contained in the Pricing Prospectuses and the Prospectuses has been prepared in all material respects in accordance with National Instrument 43-101- Standards of Disclosure for Mineral Projects (“NI 43-101”).  The Company believes that all of the assumptions underlying such reserve and resource estimates are reasonable and appropriate.  The Company has filed all technical reports required by NI 43-101 and all such reports, except to the extent superseded by subsequently filed technical reports, remain current as at the date hereof.

(nn)
The Company and the Material Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Material Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(oo)
The Company and each Subsidiary has accurately prepared and timely filed all United States, Canadian and foreign tax returns that are required to be filed by it or have requested extensions for the filing thereof, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except in any such case as could not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s Canadian federal and provincial, United States federal and state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any United States, Canadian or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(pp)
There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the Warrant Indenture or the issuance by the Company or sale by the Company of the Offered Securities.

(qq)
No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with the creation, issuance, sale and delivery of the Offered Securities or the authorization, execution, delivery and performance of this Agreement or the Warrant Indenture.

(rr)
Except as disclosed in the Pricing Prospectuses and the Prospectuses, no dispute between the Company and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(ss)
No labour disturbance by the employees of the Company or any Material Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labour disturbances by the employees of any of its or any Material Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(tt)
There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Other than those which could reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Law necessary or required in connection with the current operations of the Company or any Subsidiary, all of which are valid, subsisting and in good standing and the Company and the Subsidiaries are in compliance with all the terms and conditions thereof and no proceedings have been threatened or are pending to revoke or limit any such permits, authorizations or approvals.  There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances, or any other non-compliance with Environmental Law that would give rise to any liability under Environmental Law, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary that could reasonably be expected to have  Material Adverse Effect. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law.  Neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(uu)
In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(vv)
None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for any federal, state, provincial or foreign office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any foreign, Canadian, United States or federal, provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by law; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, regulation or statue in any applicable jurisdictions. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(ww)
Neither the Company nor any Material Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Material Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, all of which are in good standing or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, Canadian, United States or foreign, except in any such case for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, there are no pending changes or contemplated changes to any applicable law or regulation or governmental position that would materially affect the business of the Company or Subsidiaries or the business or legal environment in which they operate.

(xx)
The Company has complied with the requirements of Rule 433 under the Securities Act with respect to any and each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Prospectuses and any Issuer Free Writing Prospectus set forth on Schedule “C” hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering, except for any Issuer Free Writing Prospectus set forth in Schedule “C” hereto and any electronic road show previously approved by the Underwriters.

(yy)
The Company is a reporting issuer under the securities laws of the Canadian Qualifying Authorities and is not on the list of defaulting reporting issuers maintained by such Canadian Qualifying Authorities.

(zz)
Computershare Investor Services Inc. at its principal offices in the city of Vancouver, British Columbia is the duly appointed registrar and transfer agent of the Company with respect to its common shares.  Prior to the Closing Time, Computershare Trust Company of Canada at its principal offices in the city of Vancouver, British Columbia will be appointed as the Warrant Agent.

(aaa)
The minute books and corporate records of the Company and its Material Subsidiaries are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and its Material Subsidiaries as at the date hereof and at the Closing Date will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and its Material Subsidiaries.

(bbb)
Each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per common share on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan, (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission and the Canadian Qualifying Authorities.

(ccc)
Each of the Company and its Subsidiaries do not owe any amount to, nor has the Company or the Subsidiaries any present material loans to, or borrowed any material amount from or is otherwise materially indebted to, any officer, director, employee or securityholder thereof or any Person not dealing at “arm’s-length” (as such term is defined in the Tax Act) with any of them.  Neither the

Company nor the Subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or securityholder thereof or any other Person not dealing at arm’s-length with the Company or the Subsidiaries which is required to be disclosed by applicable Canadian Securities Laws.  No officer, director or employee of the Company or the Subsidiaries and no Person which is an affiliate or associate of any of the foregoing Person, owns, directly or indirectly, any interest (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company) in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in, a business competitive with the business of the Company or the Subsidiaries which could materially adversely impact on the ability to properly perform the services to be performed by such Person for the Company or the Subsidiaries.  To the knowledge of the Company none of the directors, officers or employees of the Company or the Subsidiaries, any known holder of more than 10% of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction within the previous two years or has any material interest in any proposed material transaction involving the Company which, as the case may be, materially affected, is material to or will materially affect the Company and the Subsidiaries (taken as a whole).

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to its counsel shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.	Representations and Warranties of the Underwriters.

Each Underwriter, severally and not jointly nor jointly and severally, represents and warrants to, and agrees with, the Company that:

(a)
the Underwriter is, and will remain so, until completion of the Offering, appropriately registered under applicable Canadian Securities Laws and policies of the TSX.V and it or its United States broker-dealer affiliate is registered under the Exchange Act and is a member in good standing with the Financial Industry Regulatory Authority Inc. (“FINRA”) so as to permit it to lawfully fulfil its obligations hereunder; and

(b)
the Underwriter has full corporate capacity, power and authority to execute this Agreement and to perform its obligations set out herein and this Agreement is a legal, valid and binding obligation of the Underwriter enforceable against the Underwriter in accordance with its terms subject to laws relating to creditors’ rights generally.

The representations and warranties of the Underwriters contained in this Agreement shall be true as of the Closing Date as though they were made at the time of the closing of the Offering and they shall survive the completion of the transactions contemplated under this Agreement for a period of two years following the Closing Date.

3.	Purchase, Sale and Delivery of the Securities.

(a)
Subject to the terms and conditions of this Agreement, the Underwriters offer to purchase the Units, and by acceptance of this Agreement, the Company agrees to sell to the Underwriters, and the Underwriters agree severally and not jointly, in the respective percentages set out in Section 11 hereof, to purchase at the Closing Time, all, but not less than all, of the Units.

(b)
Each Underwriter shall use its commercially reasonable efforts to ensure that the compensation paid to any member of FINRA or person affiliated with a member of FINRA shall comply with FINRA Corporate Financing Rule 5110, and shall use its commercially reasonable efforts to ensure that all participating FINRA members are aware of their obligations pursuant to FINRA Rules 2730, 2740, 2420 and 2750.

(c)
The closing of the Offering shall occur at the offices of Stikeman Elliott LLP, or at such other place as shall be agreed upon by the Underwriters and the Company, at 6:00 a.m. (Vancouver time) (the “Closing Time”) on July 6, 2012, or such other time and date as the Underwriters and the Company may agree upon (acting reasonably) in writing, (such time and date of payment and delivery being herein called the “Closing Date”). Payment in respect of the purchase price for the Units shall be denominated in United States dollars, and shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery by the Company to the Underwriters, in Toronto, Ontario, of the Units in electronic or certificated form as directed by the Underwriters.

(d)
Certificates for any Unit Shares and Warrants shall be in such denominations and registered in such names as RBC, on behalf of the Underwriters may request in writing at least two business days before the Closing Date. The Company will permit RBC on behalf of the Underwriters to examine such certificates for delivery at least one full business day prior to the Closing Date. At the option of RBC, on behalf of the Underwriters, delivery of the Units may be made to the Underwriters through the facilities of CDS Clearing and Depositary Services Inc. for the account of the Underwriters.

(e)
At the Closing Date the Company shall contemporaneously pay to the Underwriters the fee referred to in Section 4 of this Agreement and the expenses payable to the Underwriters pursuant to Section 5 of this Agreement, which payments may be deducted from the aggregate gross proceeds of the Offering payable  by the Underwriters to the Company.

(f)
In the event the Over-Allotment Option is exercised in whole or in part, the Additional Units and/or Additional Warrants shall be deemed to form part of the Offering and all provisions and conditions relating to the Closing on the Closing Date shall apply to the Over-Allotment Closing on the Over-Allotment Closing Date.

(g)
The Company acknowledges and agrees that (i) the terms of this Agreement and the Offering (including the price of the Units and commission with respect to the Offering) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) the Underwriters’ obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety and (iii) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

4.	Compensation of the Underwriters.

In consideration for its services hereunder, the Company agrees to pay to the Underwriters at the Closing Date a fee equal to the amount of US$0.0768 (6%) per Unit sold in the Offering (including for certainty, on any proceeds received in respect of the exercise of the Over-Allotment Option), other than in respect of any sales of Units to certain purchasers introduced to the Underwriters by the Company on which only a fee equal to the amount of US$0.0384 (3%) per Unit shall be paid.

5.	Payment of Expenses.

(a)
Except as set forth in paragraph (b) below, whether or not the transactions contemplated by this Agreement, the Registration Statement, the Pricing Prospectuses and the Prospectuses are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder (except as expressly stated below in respect of the fees and disbursements of the Underwriters’ legal counsel), including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectuses, the Pricing Prospectuses, the Prospectuses, the U.S. Prospectus (as defined below), any Issuer Free Writing Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the qualification of the Offered Securities under Canadian Securities Laws, the registration of the Offered Securities under the Securities Act and the Offering; (iii) the cost of producing this Agreement, the Warrant Indenture, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Offered Securities for offering and sale under United States state securities, or “blue sky”, laws as provided in Section 6(i) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the reasonable fees and disbursements of counsel for the Underwriters and applicable taxes thereon, provided that such fees and disbursements were incurred prior to termination of this Agreement; (vi) all fees and expenses in connection with listing the Offered Securities on the TSX.V and the NYSE MKT; and (vii) any transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (a) the cost of preparing certificates representing the Unit Shares and Warrants comprising the Units; (b) the cost and charges of any transfer agent, registrar or Warrant Agent for the Unit Shares and Warrants; (c) all reasonable costs and expenses of the Underwriters incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5 (other than the fees and disbursements of counsel for the Underwriters and applicable taxes thereon), including the reasonable fees and disbursements of any other experts or consultants retained by it and other out of pocket expenses incurred by them in connection with the transactions contemplated by this Agreement, provided that such fees and expenses were incurred prior to termination of this Agreement.

(b)
The Underwriters hereby agree that, if the Offering is not completed according to the terms of this Agreement, the payment of any compensation or expense reimbursement by the Company to any FINRA member or person associated with a FINRA member in connection with the Offering is strictly prohibited, except for compensation or expense reimbursement negotiated and paid in connection with a transaction that occurs in lieu of the Offering as a result of the efforts of any FINRA member or related persons; provided however, that any FINRA member or persons associated with a FINRA member shall be entitled to reimbursement of out-of-pocket accountable expenses actually incurred by such FINRA member or persons associated with such FINRA member in accordance with paragraph (a) above.

6.	Covenants of the Company.

In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with the Underwriters as of the date hereof, as of the Applicable Time and as of the Closing Time, and acknowledges that each of them is relying upon such covenants and agreements, that:

(a)
The Company will comply with the Shelf Procedures and the general instructions of Form S-3 and Rule 424 under the Securities Act. Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement or amendment to the Prospectuses unless the Company has furnished a copy to the Underwriters and their legal counsel for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. The Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed, each in a form approved by the Underwriters with the Canadian Qualifying Authorities in accordance with the Shelf Procedures (in the case of the Canadian Prospectus) and with the Commission pursuant to Rule 424 under the Securities Act (in the case of the U.S. Prospectus) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filings. The Company will prepare and file a prospectus supplement, which includes all documents incorporated by reference therein, relating to the Warrant Shares (the “U.S. Warrant Prospectus”), with the Commission not later than the Closing Time. The Company will promptly advise the Underwriters (1) when the U.S. Prospectus, the U.S. Warrant Prospectus or any supplement thereto shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (2) when the Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities pursuant to the Shelf Procedures, (3) when, prior to termination of the Offering, any amendment to the Registration Statement, the Prospectuses or the U.S. Warrant Prospectus shall have been filed or become effective or a Decision Document in respect of any such amendment has been issued, as the case may be, (4) of any request by the Canadian Qualifying Authorities or the Commission for any amendment of or supplement to the Prospectuses, the U.S. Warrant Prospectus or the Registration Statement, as applicable, or for any additional information, (5) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Prospectuses, the U.S. Warrant Prospectus or any Issuer Free Writing Prospectus, (6) of the issuance by the Canadian Qualifying Authorities or the Commission of any cease trade order or any stop order suspending the effectiveness of the Canadian Prospectus or the Registration Statement, as applicable, or any post-effective amendment thereto, or suspending the use of any Prospectuses, the U.S. Warrant Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefor, (7) of the receipt of any comments or communications from the Reviewing Authority or any Canadian Qualifying Authorities, the Commission or any other regulatory authority relating to the Prospectuses, the U.S. Warrant Prospectus, the Registration Statement, or the listing of the Offered Securities on the TSX.V or the NYSE MKT, and (8) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.  If the Canadian Qualifying Authorities or the Commission shall propose or enter a cease trade order or a stop order at any time, the Company will use its reasonable best efforts to prevent the issuance of any such cease trade order or stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b)	The Company will prepare and file with the Canadian Qualifying Authorities, promptly after the date of this Agreement, and in any event no later than 6:00 a.m. (Vancouver time) on June 27,

2012, and in conformity in all material respects with applicable Canadian Securities Laws, the Canadian Final Prospectus Supplement.

(c)
The Company will prepare and file with the Commission promptly after the date of this Agreement, and in any event no later than 6:00 a.m. (Vancouver time) on June 27, 2012, and in conformity in all material respects with applicable United States securities laws, the U.S. Final Prospectus Supplement.

(d)	The Company hereby covenants to the Underwriters that the Company shall:

(i)
prior to the filing of the Prospectuses, the U.S. Warrant Prospectus, the Registration Statement and any supplements or amendments thereto, allow the Underwriters to participate fully in the preparation of such documents and make available to the Underwriters and their legal counsel on a timely basis, all documents and information necessary for the Underwriters to conduct and complete all due diligence which they may reasonably require to conduct in order to fulfill their obligations and in order to enable them to responsibly execute the certificates required to be executed by them at the end of each of the Prospectuses, Registration Statement and any supplements or amendments thereto, as applicable; and

(ii)
make available its directors, senior management, technical advisors, auditors and counsel to answer any questions which the Underwriters may have and to participate in one or more due diligence sessions to be held prior to the Closing, and prior to filing each of the Prospectuses, the Registration Statements and any supplements or amendments thereto.

(e)
The Company shall deliver to the Underwriters prior to or concurrently with the execution of this Agreement and the filing of the Canadian Final Prospectus Supplement, a comfort letter from KPMG LLP, independent chartered accountants for the Company, dated as of the date of this Agreement addressed to the Underwriters and the directors of the Company, and in form and substance satisfactory to the Underwriters and their counsel relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two Business Days prior to the date of such letter.

(f)
If at any time when a prospectus relating to the Offered Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the U.S. Prospectus) or the U.S. Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Pricing Package Disclosure or U.S. Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Prospectuses, the Prospectuses or the Registration Statement, or to file any document incorporated by reference in the Registration

Statement or the Prospectuses or in any amendment thereof or supplement thereto, the Company will notify the Underwriters promptly and prepare and file with the Canadian Qualifying Authorities and/or the Commission an appropriate amendment, supplement or document (in form and substance satisfactory to the Underwriters) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(g)
If at any time when a prospectus is required by applicable Canadian Securities Laws to be delivered in connection with sales of the Offered Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Canadian Prospectus in order that the Canadian Prospectus contain full, true and plain disclosure of all material facts relating to the Company and the Subsidiaries on a consolidated basis and the Offered Securities and contain no misrepresentation (as defined under Canadian Securities Laws) and contain no untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time they are delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend, supplement or revise, as applicable, the Canadian Prospectus in order to comply with the requirements of Canadian Securities Laws, the Company will promptly (i) prepare and file with the Canadian Qualifying Authorities, subject to Section 6(a), such amendment or supplement as may be necessary to correct such statement or omission or to effect such compliance, and (ii) furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(h)
The Company will not, without the prior consent of the Underwriters (such consent not to be unreasonably withheld), (i) make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and any electronic road show previously approved by the Underwriters, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Prospectuses or the Prospectuses as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriters promptly and, if requested by the Underwriters, prepare and furnish without charge to the Underwriters an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) that will correct such statement, omission or conflict or effect such compliance.

(i)
The Company has complied and will comply in all material respects with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(j)
The Company will promptly deliver to the Underwriters conformed copies of the Canadian Pricing Prospectus and the Canadian Prospectus, signed and certified as required by Canadian Securities Laws in the Canadian Jurisdictions, a copy of any other document required to be filed by the Company in compliance with Canadian Securities Laws in connection with the Offering, a conformed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to the Underwriters commercial copies of the Pricing Prospectuses, the Prospectuses and the Registration Statement, all amendments of and supplements to such documents, if any, in such quantities and in such locations as the Underwriters may reasonably request on the business day next succeeding the date of this Agreement and from time to time thereafter, in such quantities as the Underwriters may reasonably request.  Copies of the Pricing Prospectuses, the Prospectuses and Registration Statement, or any supplements or amendments thereto, furnished to the Underwriters will be identical to the corresponding electronically transmitted copies thereof filed with the Canadian Qualifying Authorities and the Commission, as applicable, pursuant to SEDAR and EDGAR, respectively.  In addition, the Company will furnish to the warrant agent, without charge, during the period when a prospectus is required by the Securities Act or the Rules and Regulations to be delivered in connection with exercises of Warrants, such number of copies of the U.S. Warrant Prospectus as the warrant agent may reasonably request.  The copies of the U.S. Warrant Prospectus furnished to the warrant agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(k)
The Company will make generally available to its security holders as soon as practicable an earnings statement of the Company (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l)
During a period of 90 days from the Closing Date (the “Lock-Up Period”), the Company will not, without the prior written agreement of the Co-Lead Underwriters (such agreement not to be unreasonably withheld): (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any common shares or any securities convertible into or exercisable or exchangeable for common shares, including for certainty pursuant to the MLV Agreement, or file any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or in respect of the foregoing, any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to do any of the foregoing. The foregoing sentence shall not apply to (A) any common shares issuable upon exercise of options, warrants or other derivative securities of the Company outstanding on the date hereof, (B) the Shares to be issued pursuant to or in connection with the Offering; (C) under director or employee stock options or bonuses granted subsequently in accordance with regulatory approval; (D) any common shares issued or options to purchase common shares granted pursuant to existing stock option bonus or purchase plans of the Company referred to (including by way of incorporation by reference) in the Prospectuses; and (E) in connection with previously scheduled property payments.  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the

Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Co-Lead Underwriters waive, in writing, such extension.  The Company will provide the Co-Lead Underwriters and each officer and director of the Company with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(m)
The Company will use its commercially reasonable efforts to effect and maintain the listing of its common shares and the Offered Securities (or, if the Company enters into an amalgamation, arrangement or merger of the Company with or into any other corporation or other entity which effects a change of the common shares of the Company into other shares or an exchange of the common shares of the Company for other securities (including securities of another entity), such securities) on the TSX.V and the NYSE MKT for a period of at least two years from the date of this Agreement.

(n)	The Company will apply the net proceeds from the sale of the Units as set forth under the caption “Use of Proceeds” in the Prospectuses.

(o)
The Company will not take, and will cause its affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Securities.

(p)
The Company shall provide the Underwriters with a draft of any press release to be issued in connection with the Offering or prior to the Closing Date, and will provide the Underwriters and its counsel sufficient time to comment thereon and will accept all reasonable comments of the Underwriters and its counsel on such press releases.

(q)	The Company shall, during the period from the date hereof until the completion of the distribution of the Units promptly inform the Underwriters in writing:

(i)
if there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Underwriters) or any event or development involving a prospective material change or a change in a material fact (including any change in applicable laws) or any other change which would constitute a material change to, or a change in a material fact concerning the Company or the Subsidiaries or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in, a misrepresentation in the Pricing Prospectuses, the Prospectuses, the Registration Statement or any supplements or amendments thereto, or could render any of the foregoing, not to be in compliance with applicable Canadian Securities Laws or other applicable securities laws; or

(ii)
of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the satisfaction of the Underwriters, acting reasonably, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods with the Canadian Qualifying Authorities and the Commission, any supplementary material, amendments or material change reports as may be required and shall comply in all material respects with all other applicable filings and other requirements under applicable securities laws including any requirements necessary to register and qualify the distribution of the Offered Securities and the grant of the Over-Allotment Option. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the approval of the form and content thereof by the Underwriters, which approval shall not be unreasonably withheld or delayed, and the Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is, or ought to be consideration given as to whether there may be, a material change or change in a material fact or other change described in the preceding two paragraphs.

(r)
The Company shall use its reasonable best efforts during the term of the Warrants to maintain the effectiveness of the registration of the issuance and sale of the Warrant Shares, and shall take such other action to ensure that Warrant Shares shall not be subject to restrictions on resale under the Securities Act by persons that are not affiliates of the Company (provided, however, that nothing shall prevent the amalgamation, merger or sale of the Company, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume the Company’s obligations under the Warrant Indenture).

7.	Covenants of the Underwriters.

Each of the Underwriters hereby covenants and agrees, severally and not jointly nor jointly and severally, with Midway the following:

(a)
During the period of distribution of the Units by or through the Underwriter, the Underwriter will offer and sell the Units to the public only in the Canadian Qualifying Jurisdictions and the United States; and

(b)	The Underwriter will comply with applicable Canadian Securities Laws and other applicable securities laws in connection with the offer to sell and the distribution of the Units.

8.	Conditions of Underwriters’ Obligations.

The obligations of the Underwriters to the performance of their obligations herein are subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, and to the performance by the Company of all of its obligations hereunder on the Closing Date including the Underwriters receiving on the Closing Date:

(a)
The Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities and the U.S. Prospectus and the U.S. Warrant Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 6 hereof; no order of any securities commission, securities regulatory authority or stock exchange in Canada to cease distribution of the Units under the Canadian Prospectus, as amended or supplemented, shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened; no stop order suspending the effectiveness of the Registration Statement or any post effective amendment thereto, and no stop order suspending or preventing the use of the U.S. Pricing Prospectus, the U.S. Prospectus, the U.S. Warrant Prospectus, the Canadian Pricing Prospectus, the Canadian Prospectus or any Issuer Free Writing Prospectus, shall have been issued by the Commission or the Canadian Qualifying Authorities, as applicable, and no proceedings therefor shall have been initiated or threatened by the Commission or the Canadian Qualifying Authorities, as applicable; all requests for additional information on the part of the Canadian Qualifying Authorities or the Commission shall have been complied with to the reasonable satisfaction of the Underwriters; and all necessary regulatory or stock exchange approvals in respect of the Offering shall have been received.

(b)
A favourable legal opinion of Stikeman Elliott LLP, Canadian counsel for the Company addressed to the Underwriters, in form and substance satisfactory to the Underwriters, to the effect set forth in Schedule “A” hereto and to such other matters as may reasonably be requested by the Underwriters.

(c)
A favourable legal opinion of Dorsey & Whitney LLP, United States counsel for the Company, addressed to the Underwriters, in form and substance satisfactory to the Underwriters, to the effect set forth in Schedule “B” hereto and to such other matters as may reasonably be requested by the Underwriters.

(d)
A 10b-5 negative assurance statement from Dorsey & Whitney LLP, United States counsel for the Company, addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel.

(e)
A favourable legal opinion of Parr Brown Gee & Loveless, United States counsel to Company addressed to the Underwriters, in form and substance satisfactory to the Underwriters, as to title and ownership by the Company of the Spring Valley Property, Pan Property, Gold Rock Property and Tonopah Property.

(f)
A favourable legal opinion of Parr Brown Gee & Loveless addressed to the Underwriters, in form and substance satisfactory to the Underwriters, as to ownership of the Material Subsidiaries (other than Pan-Nevada Gold Corporation and GEH (B.C.) Holding Inc.) and their due incorporation or organization, valid existence and good standing (if such concept is recognized in such jurisdiction) and such other matters as may reasonably be requested by the Underwriters.

(g)
A certificate of the Chief Executive Officer and Chief Financial Officer of the Company in form and substance satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date and as to the matters set forth in subsection (a) of this Section 8.

(h)
A “bring down” comfort letter from KPMG LLP, independent chartered accountants for the Company, dated as of the Closing Date and addressed to the Underwriters and the directors of the Company, and in form and substance satisfactory to the Underwriters and their counsel, which updates the information contained in the comfort letter referred to in Section 6(e) above to a date within two business days of the Closing Date, which changes shall be acceptable to the Underwriters.

(i)	At the Closing Date the Offered Securities shall have been conditionally approved for listing on the TSX.V and shall be approved for listing, subject to official notice of issuance, on the NYSE MKT.

(j)	The Company shall have furnished to the Underwriters and their counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to their counsel pursuant to this Section 8 shall not be satisfactory in form and substance to the Underwriters and their counsel, all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing.

9.	Indemnification.

(a)
The Company covenants and agrees to indemnify and save harmless the Underwriters, their United States broker-dealer affiliates and the members of any Selling Group (as defined below) formed in connection with the Offering and each of their respective subsidiaries, affiliates, directors, officers, shareholders and employees and agents (collectively, the “Indemnified Parties”) from any and all losses (other than loss of profits), claims, damages, liabilities, costs or expenses, whether joint or several (collectively, the “Losses”), that may be caused or incurred or asserted against an Indemnified Party as  a result of, in respect of, connected with or arising out of any action, suit, proceeding, investigation or claim that may be made or threatened by any person or in enforcing this indemnity (collectively, the “Claims”) directly, or indirectly, by reason of the performance of professional services rendered to the Company by the Indemnified Parties or in connection with the transactions contemplated hereby including, without limitation, the following:

(i)
any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including all documents incorporated by reference therein (or contained in the Registration Statement as amended or supplemented by any post-effective amendment or supplement thereof or thereto by the Company), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)
any “misrepresentation” within the meaning of Canadian Securities Laws or any untrue statement of material fact or alleged untrue statement of material fact included in the Pricing Prospectuses, Prospectuses, in any Issuer Free Writing Prospectus or in any prospectus together with any combination of one or more Issuer Free Writing Prospectuses, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(iii)	the omission or alleged omission to state in any certificate of the Company, or of any officers of the Company delivered hereunder or pursuant hereto, of any material fact required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(iv)
any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority, based upon any misrepresentation or alleged misrepresentation in the Pricing Prospectuses or the Prospectuses based upon any failure or alleged failure to comply with Canadian Securities Laws or the applicable securities laws of the United States (other than any failure or alleged failure to comply by the Underwriters) preventing and restricting the trading in or the sale of the common shares or any of them in the jurisdictions of Canada, the United States, or any state of the United States;

(v)
the non-compliance or alleged non-compliance by the Company with any material requirement of applicable securities laws, including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

(vi)
the material breach of any representation, warranty or covenant of the Company contained herein or the failure of the Company to comply in all material respects with any of its obligations hereunder,

except, with respect to the Pricing Prospectuses or the Prospectuses, insofar as any such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning the Underwriters furnished by the Underwriters to the Company expressly for use in, such document, or arises out of or is based upon any omission or alleged omission to state a material fact in the Pricing Prospectuses or the Prospectuses in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such information, or was necessary to make such information not misleading. The parties hereto agree that such information provided by the Underwriters consists solely of the materials referred to in Section 18 hereof.

(b)	The Company shall reimburse the Underwriters promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claims, as incurred.

(c)
The Company shall not, without the prior written consent of the Underwriters, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriters are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and of the Underwriters’ Personnel from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or any failure to act, by or on behalf of the Underwriters or the Underwriters’ Personnel.

Notwithstanding the foregoing, the Company shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

(d)
If any matter or thing contemplated by this Section 9 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Company as soon as possible and in any event on a timely basis, of the nature of such claim, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Indemnified Party hereunder unless the Company’s substantive rights or defences are materially prejudiced by such omission. The Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Company or the Indemnified Party without the prior written consent of the other.  If the Company undertakes, conducts and controls the settlement or defence of a Claim hereunder, the relevant Indemnified Parties shall have the right to participate in the settlement or defence of such Claim and the Company throughout the course thereof will provide copies of all relevant documentation to the Underwriters, will keep the Underwriters advised of the progress thereof and will discuss with the Underwriters all significant actions proposed.

(e)
The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Losses to which the Indemnified Party may be subject were caused by the fraud, gross negligence, wilful misconduct or bad faith of an Indemnified Party in the course of their performance pursuant to this Agreement.

(f)
In any such claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party’s behalf, provided that the fees and disbursements of such other counsel reasonably incurred shall be paid by the Indemnified Party, unless (i) the Company has failed to promptly assume the defence of the Claim and in any no later than 5 days after receiving actual notice of the Claim, (ii) the Company and the Indemnified Party mutually agree to retain such other counsel or (iii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party, on the one hand, and the Company, on the other hand, and the representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Company to the extent that they have been reasonably incurred; provided that in no circumstances shall the Company be required to pay the fees and disbursements of more than one set of counsel for all Indemnified Parties.

(g)
The Company hereby waives all rights which it may have by statute or common law to recover contribution from the Underwriters in respect of any Losses which any of them may suffer or incur directly or indirectly by reason of or in consequence of a document containing a misrepresentation; provided, however, that such waiver shall not apply in respect of Losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by the Underwriters.

(h)
The indemnity and contribution obligations of the Company under this Agreement are in addition to any liabilities which the Company may otherwise have to the Underwriters or any other Indemnified Party.  The Company agrees to waive any right the Company may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

(i)
With respect to any party who may be indemnified by this Section 9 and is not a party to this Agreement, the Underwriter shall obtain and hold the rights and benefits of this Section 9 in trust for and on behalf of such Indemnified Party.

(j)
The indemnity and contribution obligations of the Company set forth in Section 9 and 10 hereof, shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Underwriters and Indemnified Parties  The foregoing provisions shall survive the completion of professional services rendered under this Agreement.

10.	Contribution.

If the indemnification provided for herein is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to therein, then the Company shall contribute to the aggregate amount of such Losses incurred by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company and the total fee received by the Underwriters pursuant to Section 4. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The aggregate amount of Losses incurred by an Indemnified Party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the foregoing provisions, the Underwriters shall not be required to contribute any amount in excess of the aggregate fees actually received by the Underwriters from the Company.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) or a misrepresentation, as defined in Canadian Securities Laws that is fraudulent shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The rights of contribution provided herein shall be in addition to and not in derogation of any right to contribution which the Underwriters may have by statute or otherwise.

11.	Syndication of the Underwriters.

(a)	The sale of the Shares in connection with the Offering shall be as to the following percentages:

Name of Underwriter                                                                         Syndicate Position
RBC Dominion Securities Inc.                                                                     45%
Haywood Securities Inc.                                                                              45%
Stifel Nicolaus Canada Inc.                                          10%

(b)
The Underwriters shall be entitled to appoint, at the Underwriters’ expense, a soliciting dealer group consisting of other registered dealers acceptable to the Company for the purposes of arranging for purchases of the Units (the "Selling Group").  The Underwriters shall ensure that any investment dealer who is a member of any Selling Group formed by the Underwriters pursuant to the provisions of this Agreement or with whom any Underwriter has a contractual relationship with respect to the Offering, if any, agrees with such Underwriter to comply with the covenants and obligations given by the Underwriters herein.

(c)
If any of the Underwriters shall not complete the purchase and sale of its applicable percentage of the aggregate amount of the Units as at the Closing Time for any reason whatsoever, including by reason of Section 15(c) hereof, the other Underwriters shall have the right, but shall not be obligated, to purchase the Units which would otherwise have been purchased by the Underwriter which fails to purchase. If, with respect to the Units, the non-defaulting Underwriter(s) elect not to exercise such rights to assume the entire obligations of the defaulting Underwriter(s), then the Company shall have the right to terminate its obligations hereunder without liability except: (i) in respect of its indemnity, contribution and expense obligations in respect of the non-defaulting Underwriters; and (ii) in respect of its expense obligations pursuant to Section 5.  Nothing in this paragraph shall oblige the Company to sell to the Underwriters less than all of the Units or shall relieve an Underwriter in default hereunder from liability to the Company.

(d)
After the Underwriters have made reasonable effort to sell all of the Units offered under the Canadian Prospectus at the Offering Price, the Offering Price may be decreased by the Underwriters and further changed from time to time to an amount not greater than the Offering Price specified herein. Such decrease in the Offering Price will not affect the Underwriters’ Fee to be paid by the Company to the Underwriters and it will not decrease the amount of the net proceeds of the Offering to be paid by the Underwriters to the Company, before deducting expenses of the Offering. The Underwriters will inform the Company if the Offering Price is decreased.

(e)
The rights and obligations of the Underwriters under this Agreement shall be several and neither joint nor joint and several and an Underwriter will not be liable to the Company under Sections 2 or 7 of this Agreement with respect to a default under such Sections by another Underwriter.  No Underwriter will be liable for any act or omission of any other Underwriter.

12.	Action by Underwriters.

All steps which must or may be taken by the Underwriters in connection with the closing of the Offering, with the exception of the matters relating to (i) termination of purchase obligations, (ii) waiver and extension, and (iii) indemnification, contribution and settlement, may be taken by the Co-Lead Underwriters on behalf of themselves and the other Underwriters and the execution of this Agreement by the other Underwriters and by the Company shall constitute the Company’s authority and obligation for accepting notification of any such steps from, and for delivering the Units in certificated or electronic form to or to the order of, the Co-Lead Underwriters.  The Co-Lead Underwriters shall fully consult with the other Underwriters with respect to all notices, waivers, extensions or other communications to or with the Company.

13.	Severability.

If any provision of Sections 9 and 10 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

14.	Survival of Representations and Agreements.

All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Units and continue in full force and effect for the benefit of the Underwriters for a period the two years following the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the purchase and sale of the Units or the preparation of the Prospectuses or otherwise.

This Agreement shall constitute the entire agreement with respect to the Offering among the parties and supersedes all other previous agreements between the parties with respect to the Offering.

15.	Effective Date of Agreement; Termination.

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)
The Company shall use its commercially reasonable best efforts to cause all conditions in this Agreement that are reasonably within its control to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any subsequent breach or noncompliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing and signed by the Underwriters.

(c)
In addition to any other remedies which may be available to the Underwriters, the Underwriters (or any one of them) shall have the right to terminate its obligations under this Agreement including its obligation to purchase the Units, at any time prior to the Closing Date, by notice in writing to the Company, if, at or after the Applicable Time:

(i)
there shall have occurred any material change or change in any material fact, or there shall be discovered any previously undisclosed material change or material fact which was required to be disclosed in the Prospectuses or otherwise, which, in each case, in the reasonable opinion of the Underwriters (or any one of them), has or would be expected to have a material adverse effect on the market price or value of any of the securities of the Company, including, without limitation, the Units;

(ii)
any inquiry, action, suit, proceeding or investigation (whether formal or informal) in relation to the Company or any of the directors, officers or principal shareholders of the Company (including matters of regulatory transgression or unlawful conduct), is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX.V, the NYSE MKT or any securities regulatory authority, or any law or regulation is enacted or changed which, in any such case, in the opinion of the Underwriters (or any one of them), acting reasonably, operates to prevent or restrict the trading of the common shares of the Company or any other securities of the Company or materially and adversely affects or will materially and adversely affect the market price or value of the common shares or any other securities of the Company;

(iii)
trading in the Company’s common shares shall have been suspended by the Commission, the Canadian Qualifying Authorities, the TSX.V or the NYSE MKT, or trading in securities generally on the TSX.V or the NYSE MKT shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the TSX.V or the NYSE MKT or by order of the Commission or any other governmental authority having jurisdiction;

(iv)	the Company is in breach of any material term of this Agreement;

(v)	the Underwriters determine that any of the representations or warranties made by the Company in this Agreement are false or have become false;

(vi)	if there is a failure by the Company, or otherwise, of the satisfaction of any of the conditions precedent set out in this Agreement;

(vii)
if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, or any law or regulation which, in the reasonable opinion of the Underwriters (or any one of them), seriously adversely affects or will seriously adversely affect the financial markets, or the business, operations or affairs of the Company on a consolidated basis; or

(viii)
the state of financial markets in Canada or elsewhere where it is planned to market the Units is such that, in the reasonable opinion of the Underwriters (or any one of them), the Units cannot be marketed profitably.

16.	Notices.

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated below, or at another address designated by the party in writing.

if to the Company:	if to the Underwriters:

Midway Gold Corp. 8310 South Valley Highway, Suite 280	RBC Dominion Securities Inc. 200 Bay Street, 4th Floor

Englewood, Colorado 80112	Toronto, ON M5J 2W7
Attention: Kenneth A. Brunk Facsimile: (720) 979-0898	Attention: Ryan Latinovich Facsimile: (416) 842-7527

with a copy to:	with a copy to:
Stikeman Elliott LLP Suite 1700, 666 Burrard Street Vancouver, BC V6C 2X8	Cassels Brock & Blackwell LLP Suite 2100, 40 King Street West Toronto, ON M5H 3C2
Attention: John Anderson Facsimile: (604) 681-1825	Attention: Chad Accursi Facsimile: (416) 642-7131

If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile transmission or will be delivered.

17.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18.	Underwriters’ Information.

The parties hereto acknowledge and agree that, for the purposes of this Agreement, the information provided by or on behalf of the Underwriters consists solely of the name of the Underwriters contained on the cover of the Pricing Prospectuses and the Prospectuses.

19.	Currency

Except as otherwise indicated, all amount expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency. References to “US$” are references to United States dollars.

20.	Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21.	Time is of the Essence.

Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or statutory or civic holiday in the city of Vancouver, British Columbia or Toronto, Ontario.

22.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this agreement shall constitute a binding agreement among us.

Very truly yours, RBC DOMINION SECURITIES INC.
By:	"Ryan Latinovich"
Name: Ryan Latinovich
Title: Director

HAYWOOD SECURITIES INC.
By:	"Kevin Campbell"
Name: Kevin Campbell
Title: Managing Director, Investment Banking

STIFEL NICOLAUS CANADA INC.
By:	"P. Mark Smith"
Name: P. Mark Smith
Title: Managing Director

Accepted as of the date first above written

MIDWAY GOLD CORP.

By:	"Kenneth A. Brunk"
Name: Kenneth A. Brunk
Title: Chairman and CEO

EXHIBIT A

Material Subsidiaries

Name of Subsidiary	Jurisdiction

Midway Gold U.S. Inc.	Nevada

Pan-Nevada Gold Corporation	British Columbia

GEH (B.C.) Holding Inc.	British Columbia

GEH (U.S.) Holding Inc.	Nevada

Golden Eagle Holding Inc.	Washington

Schedule 1(ll)

The following agreement contains mutual pre-emptive right provisions that apply to the respective ownership interests of Barrick Gold Exploration Inc. and Midway Gold US Inc. (formerly MGC Resources Inc.):

Exploration, Development and Mine Operating Agreement between Barrick Gold Exploration Inc. and MGC Resources Inc., effective March 9, 2009.

Schedule “A”

Form of Opinion of Stikeman Elliott LLP

1.
Each of the Company, Pan-Nevada Gold Corporation (“PNG”) and GEH (B.C.) Holding Inc. (“GEH”) is a corporation incorporated and existing and in good standing under the laws of the Province of British Columbia.

2.	All of the issued and outstanding shares of GEH and PNG are registered in the name of the Company.

3.
Each of the Company, PNG and GEH has all requisite corporate capacity, power and authority under the laws of its jurisdiction of incorporation to carry on its business as now conducted by it and to own its properties and assets, in each case, as described in the Canadian Prospectus.

4.	The Company has all necessary corporate power to enter into and perform its obligations under the Underwriting Agreement and the Warrant Indenture.

5.
The Underwriting Agreement and the Warrant Indenture have been duly authorized, executed and delivered by the Company as a matter of corporate law in compliance with the laws of the Province of British Columbia and each constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its respective terms under the laws of the Province of British Columbia.

6.
The execution and delivery of and performance by the Company of the Underwriting Agreement and the Warrant Indenture and compliance by the Company with its obligations under the Underwriting Agreement and the Warrant Indenture does not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of:

(a)	any law of general application in the Canadian Jurisdictions;

(b)	the Notice of Articles or Articles of the Company; or

(c)	any resolutions of the board of directors (or any committee thereof) of the Company relating to the Offering and attached to the Officer’s Certificate.

7.
All necessary corporate action has been taken by the Company to authorize the execution, delivery and filing of each of the Canadian Preliminary Prospectus Supplement and Canadian Final Prospectus Supplement with the Securities Commissions.

8.
All necessary corporate action has been taken by the Company to authorize the execution, delivery and filing of each of the U.S. Preliminary Prospectus Supplement and U.S. Final Prospectus Supplement relating to the Offering with the Commission.

9.	The Unit Shares have been validly issued as fully paid and non-assessable shares in the capital of the Company.

10.	The Warrants have been duly and validly created and issued and the Warrant Shares have been reserved and authorized and allotted for issuance and upon the payment therefor and the issue thereof upon exercise of the Warrants in accordance with the terms of the Warrant Indenture, the Warrant Shares will have been validly issued as fully paid and non-assessable shares in the capital of the Company.

11.
The form of certificate used to evidence each of the Shares has been approved and adopted by the Company and complies in all material respects with (i) applicable statutory requirements, (ii) any applicable requirements of the articles of the Company, and (iii) the applicable requirements of the TSX.V for such certificates.

12.
The authorized capital of the Company consists of an unlimited number of Common Shares without par value. The statements in the Canadian Base Prospectus under the heading “Description of Share Capital – Common Shares” and in the Canadian Final Prospectus Supplement under the heading “Description of the Securities Distributed” fairly summarize such legal matters in all material respects. The attributes and characteristics of the Offered Securities and the Over-Allotment Option conform in all material respects to the attributes and characteristics thereof described in the Canadian Prospectus.

13.
The statements in the Canadian Final Prospectus Supplement under the heading “Eligibility for Investment” and “Canadian Federal Income Tax Considerations” fairly summarizes such legal matters in all material respects.

14.
All necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained in each case under the applicable Canadian Securities Laws of each of the Canadian Jurisdictions to qualify the distribution of the Unit Shares and Warrants to the public and the grant of the Over-Allotment Option in each of the Canadian Jurisdictions through registrants registered under the applicable Canadian Securities Laws (including related and applicable regulations and rules) of the Canadian Jurisdictions who have complied with the applicable provisions of such applicable Canadian Securities Laws.

15.
The issue by the Company of the Warrant Shares upon due exercise of the Warrants is exempt from, or is not subject to the prospectus requirements under applicable Canadian Securities Laws of each of the Canadian Jurisdictions and no documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under applicable Canadian Securities Laws in connection therewith;

16.
The first trade in, or resale of the Warrant Shares is exempt from, or is not subject to the prospectus requirements under applicable Canadian Securities Laws of each of the Canadian Jurisdictions and no documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under applicable Canadian Securities Laws in connection with such trade, provided that the trade is not a “control distribution” (as defined in National Instrument 45-102 – Resale of Securities) and the Company is a reporting issuer at the time of the trade;

17.	Computershare Trust Company of Canada has been duly appointed as the warrant agent for the Warrants;

18.	The Company is a “reporting issuer” under applicable Canadian Securities Laws of each Canadian Jurisdiction that recognizes the concept of reporting issuer and is not on the list of defaulting reporting issuers maintained under applicable Canadian Securities Laws in such provinces, if any.

19.	The TSX.V has conditionally approved the listing of all of the Offered Securities, subject to the satisfaction by the Company of the conditions set forth in the Conditional Listing Letter.

Schedule “B”

Form of Dorsey & Whitney LLP

1.
To such counsel’s knowledge, and other than as set forth in the U.S. Pricing Prospectus and the U.S. Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending by or before any court or governmental agency, authority or body to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the best of our knowledge, no such proceedings are threatened or contemplated.

2.
The issuance and sale of the Offered Securities by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement and the Warrant Indenture and the performance by the Company of its obligations thereunder will not violate Applicable Law or any judgment, order or decree of any court or arbitrator known to such counsel. For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the federal government of the United States of America which in such counsel’s experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that, “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various states.

3.
No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, is required by the Company under any Applicable Law for the issuance or sale of the Offered Securities or the performance by the Company of its obligations under the Underwriting Agreement and the Warrant Indenture except for (1) such as may be required under state securities or blue sky laws in connection with the offer and sale of the Offered Securities and (2) such as have been made or obtained under the Securities Act. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the federal government of the United States of America.

4.
The Registration Statement, the U.S. Pricing Prospectus, the U.S. Prospectus and the U.S. Warrant Prospectus and any amendments thereof or supplements thereto (other than (i) the financial statements and schedules and other financial data included or incorporated by reference therein and (ii) the information derived from the reports of or attributed to persons named in the U.S. Prospectus Supplement under the heading “Interest of Experts” and in the U.S. Base Prospectus under the heading “Experts”, as to which we express no opinion) appear on their face to be generally responsive in all material respects to the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder.

5.
The documents incorporated by reference into the Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus or any amendment thereof or supplement thereto (other than (i) the financial statements and schedules and other financial data included or incorporated by reference therein and (ii) the information derived from the reports of or attributed to persons named in the U.S. Prospectus Supplement under the heading “Interest of Experts” and in the U.S. Base Prospectus under the heading “Experts”, as to which we express no opinion) when they became effective or were filed with the SEC, as the case may be, appear on their face to be generally responsive in all material respects to the requirements of the U.S. Exchange Act and the rules and regulations thereunder.

B-1

6.
The statements included in the U.S. Prospectus Supplement under the heading “Certain United States Federal Income Tax Considerations” insofar as such statements summarize legal matters discussed therein, are accurate and fair summaries of such legal matters in all material respects.

7.
The Company is not and, after giving effect to the Offering, and the application of their proceeds as described in the U.S. Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

B-2

Schedule “C”

Issuer Free Writing Prospectus

[None]

C-1

Schedule “D”

Pricing Terms included in the Pricing Disclosure Package

Number of Units Offered:  11,750,000

Number of Additional Units Offered pursuant to the Over-Allotment Option:  Up to 1,762,500

Public Offering Price per Unit:  US$1.28

Exercise Price per Warrant:    US$1.85

Underwriting Fee per Unit:  US$0.0768 (other than in respect of sales of Units to certain purchasers introduced by the Company to the Underwriters on which the Underwriting Fee per Unit is US$0.0384)

Date of Delivery of Units:  July 6, 2012

D-1